Exhibit 10.9

EXECUTIVE SERVICES AGREEMENT

THIS AGREEMENT is made as of January 1, 2013, (the “Effective Date”).

BETWEEN:
Owlhead Minerals Corp.
a company operating pursuant to the laws
of the State of Nevada with a mailing address of
250 H Street, #123 Blaine, WA 98230
(the “Company”)
OF THE FIRST PART
AND:
James R. King
with a mailing address of
250 H Street, #76 Blaine, WA 98230
(the “Executive”)
OF THE SECOND PART

This Executive Services Agreement (the “Agreement”) is made and entered into effective as of January 1, 2013 (the “Effective Date”), between Owlhead Minerals Corp. (the “Company”) and James R. King, (the “Executive”).

WHEREAS:

A. The Company is engaged in the business of mining exploration and development

B. The Company desires to retain the Executive to act as a Director and to provide his services to the Company as an Executive on the terms and subject to the conditions of this Agreement.

C. The Executive has agreed to act as a Director to the Company and to provide his services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. DEFINITIONS

The following terms used in this Agreement shall have the meaning specified below unless the context clearly indicates the contrary:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Cause” shall mean the Executive’s (i) commission of an act of fraud, theft or embezzlement or other similar willful misconduct; (ii) conviction of (or pleas of nolo contendere with respect to) a felony or other crime involving moral turpitude; (iii) a serious neglect of his material duties or failure to perform his material obligations under this Agreement, or (iv) refusal to follow lawful directives of the Board, provided however, that the Company shall give the Executive written notice specifying any actions alleged to constitute Cause under clauses (iii) or (iv), and the Executive shall have 30 days from the date of receipt of the Company’s written notice in which to cure any such alleged Cause.

(c) “Service Term” shall mean the period beginning on the Effective Date and ending on the close of business on the effective date of the Executive’s termination of service with the Company.

(d) “Expiration Date” shall have the meaning ascribed to such term in Section 2.

(e) “Termination of Service” shall mean the first to occur of the following events:

(i) the date of death of the Executive;

(ii) the effective date specified in the Company’s written notice to the Executive of the Company’s termination of his service without Cause;

(iii) the effective date specified in the Company’s written notice to the Executive of the Company’s termination of his service for Cause; and

(iv) the occurrence of the Expiration Date.

2. SERVICE TERM

The Service Term shall become effective and begin as of the Effective Date, and shall continue until the close of business on December 31, 2014 unless the Executive’s services are extended or this Agreement is superseded by a replacement agreement or terminated earlier pursuant to a Termination of Service. The Executive will serve the Company subject to the general supervision, advice and direction of the Board and upon the terms and conditions set forth in this Agreement.

3. COMMENCEMENT OF SERVICE

The Company hereby engages the Executive as a Director and the Executive hereby agrees to such service on the terms and conditions described in this Agreement. The Executive is being engaged directly by the Company as an Executive. The Executive service with the Company will commence on January 1, 2013 (the effective date of this contract).

4. DESCRIPTION OF DUTIES and JOB TITLE

During the term of this Agreement the Executive agrees to devote his best efforts to perform all duties as shall be determined by and at the reasonable discretion of the Company’s Board of Directors, and is charged with the responsibilities, duties and functions necessary to assist the Company to meet all of its obligations.

The Executive job title is Director. The Executive will report to the Board and his main duties will be:

(a) To assist with the manage the domestic and international operations of the company;

(b) To assist with the supervision the administration of the Company’s mining projects worldwide;

(c) To assist with the supervision of the administration of the Company’s operations:

(d) To assist the Company to raise capital for general and project purposes;

(e) To assist the Company in evaluation of potential expansion into other mining areas.

(f) To assess joint venture proposals;

(g) to advise the board of directors as to the suitability of properties for possible acquisition;

(h) To work with geologists, engineers, prospectors and other professionals on present and future Company projects;

(i) To work with various marketing personnel and assist management to develop brochures, literature, news releases, website(s) and other promotional or informational materials and write such materials as required;

(j) To work with, and assist the Company to develop contacts and relationships, in the brokerage community;

(k) To assist the Company to develop and maintain proper budgets and budgeting controls;

(l) To assist with the management the Company’s day-to-day operations.

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5. OTHER INTERESTS

Apart from the above, the Executive will devote his time, attention and abilities to his duties, and to act in the best interests of the Company at all times. The Executive must not, without the Company’s written consent, be in any way directly or indirectly engaged or concerned in any other business where this is or is likely to be in conflict with the Company’s interests. However, this does not preclude the Executive holding securities in any other company.

6. REMUNERATION

The Executive will be paid a monthly fee of $1,500 per month for the services to be provided in accordance with this Agreement as follows:

(a)      $1,500 dollars per month in United States funds commencing as soon as the Company raises a total of US$ 135,000

The Fee will be paid on the first (1st) day of each month for the provision of said services as soon as the Company raises a total of US$135,000

The Executive shall be granted 3,000,000 restricted common shares to be held in trust by the Company’s Securities Law Form of Dieterich and Associates. The full 3,000,000 shares shall be fully transferred and delivered to the Executive upon the resignation of Geoffrey Armstrong and Edward Low from their positions of Officers and Directors of the Company.

7. REVIEW OF REMUNERATION

The Board of Directors, with Mr. King abstaining will conduct a review of the Executive’s remuneration and at its discretion institute cash remuneration in addition to the share issuance.

After one year from the effective date of this agreement, a review will be made of the basic fee and may be subject to an increase at the discretion of the Board.

8. EXPENSES

The Executive shall be authorized to incur reasonable expenses in the performance of his responsibilities pursuant to this Agreement, including expenses for business entertainment, business travel and similar items and other expenses as approved by the Company in advance, or subject to a limit of $200.00 or other restrictions established from time to time by the Company. The Company shall reimburse the Executive for all authorized expenses within a reasonable time after presentation by the Executive from time to time of an itemized account of such expenditures.

9. BENEFIT PLANS

During the Service Term, the Executive shall be entitled to participate in any benefit plans that may exist or be instituted, including but not limited to health plans and other Executive welfare benefit plans, with respect to which the Executive’s position and tenure make him eligible to participate. Nothing in this Section shall be construed to require the Company to maintain any particular benefit plans for its employees, Executives or consultants.

10. INDEMNIFICATION

a. The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive’s alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company’s Articles of Incorporation or Bylaws.

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11. SUSPENSION

The Company has the right to suspend all or any of the Executive’s duties for such period and on such terms as it considers appropriate, including a requirement that the Executive will not attend at the Company’s premises, or places of operations or contact any of its customers, suppliers or staff. The Company can exercise this right at any time (including during a period of notice terminating the Executive’s service) and whether or not it is in connection with a disciplinary investigation. Suspension will be on full pay and the Executive’s contractual benefits will continue to be provided unless it is a sanction imposed at a disciplinary hearing (the sanction may be suspension, without pay or on reduced pay as the Company may decide).

12. TERMINATION

The Executive is entitled to 30 days notice in writing of termination of service.

The above is subject to the Company’s right to terminate the Executive’s services at any time without notice:

(a) for any act of serious misconduct or of serious incompetence; or

(b) for repeated or other material breach by the Executive of his obligations to the Company; or

(c) if the Executive is guilty of any conduct which seriously prejudices or is likely seriously to prejudice the Company; or

(d) if the Executive is convicted of any criminal offence.

The Executive is required to give the Company not less than 30 days notice in writing to terminate his service.

On termination of the Executive’s service the Executive must immediately return to the Company, in accordance with any instructions, which may be given to the Executive, all items of property belonging to the Company in his possession or under his control. The Executive must, if so required by the Company, confirm in writing that the Executive has complied with his obligations under this provision.

13. AGREEMENT TO MAKE DEDUCTION/WITHHOLD PAYMENT

At any time during the Executive’s service, or on its termination (however arising), the Company shall be entitled to deduct from any payments due to the Executive in respect of the Executive’s service any monies due from the Executive to the Company. If at any time the Executive is requested to return to the Company property belonging to it and the Executive fails to do so the Company shall, without prejudice to any other remedy, be entitled to withhold any monies due to the Executive from the Company.

14. SECURITY

Confidentiality: Except in the proper performance of the Executive’s duties, the Executive will not either during the Executive’s service or at any time afterwards in any fashion, form or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, or Company, or other entity, or utilize for his own benefit, in any manner whatsoever, any trade secrets or any information of any kind, nature of description concerning any matters affecting or relating to the business of the Company including, but not limited to, the names of any of the Company’s agents or any other information concerning the business of the Company or its manner of operation without regard to whether any or all of the foregoing matters would be deemed confidential, material, or important, except with the express written consent of the Company. The Executive will use his best endeavors to prevent the disclosure of, any information of a confidential nature concerning the business of the Company or of any customer, supplier or other person having dealings with the Company and which comes to his knowledge during the course of his service. Provided however, the foregoing shall not apply in the event the Executive is required, by court order or is otherwise required by law or by a governmental agency, to disclose information concerning business.

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Property of Company: All tangible, confidential information and other documentation, either directly or indirectly, coming into the Executive’s possession of in the course of the Executive service, shall remain the property of the Company and shall be returned to the Company.

Company and Executive Stipulate: The Company and Executive hereby stipulate that, as between them, the foregoing matters are important, material, and confidential, and gravely affect the effectiveness and successful conduct of the business of the Company and its goodwill, and that any breach of the terms of this section is a breach of this Agreement.

Non-interference: The Executive will not at any time, in any fashion, form or manner, either directly or indirectly, for himself or on behalf of any other person, persons, firm, partnership, entity, company, or business, call upon any customer, employee or Executive of the Company for the purpose of soliciting a business or promotional relationship with respect to any customer, employee or Consultant.

15. INVALID PROVISION

The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

16. MODIFICATION

No change or modification of this Agreement shall be valid unless in writing and signed by the parties hereto.

17. ARBITRATION

If a dispute arises from or relates to this Agreement or the breach thereof or otherwise from the relationship of the parties or its termination and if the dispute cannot be settled through direct discussions, the parties agree to endeavor first to settle the dispute in an amicable manner by mediation before resorting to arbitration. Thereafter, any unresolved controversy or claim arising from or relating to this Agreement or breach thereof shall be settled by an agreed upon arbitration association and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

18. NOTICES

Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Executive at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 18. Notices shall be deemed given when delivered.

19. APPLICABLE LAW, BINDING EFFECT, AND ASSIGNABILITY

This Agreement shall be governed by and interpreted under the laws of the State of Nevada, United States and shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors and assigns. This Agreement is assignable by the Company with the written consent of the Executive but is not assignable by Executive.

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20. REPRESENTATIONS AND WARRANTIES

The Executive represents and warrants to the Company that;

(a) the Executive is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and;

(b) the Executive is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

(c) the Executive has received or knows of no adverse comments from the United States Securities and Exchange Commission (“SEC”) from the Financial Industry Regulatory Authority (“FINRA”) or any other regulatory agency and is in good standing with the SEC and FINRA.

21. MISCELLANEOUS

(a) This Agreement contains the entire agreement of the parties relating to the subject matter hereof;

(b) This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof;

(c) A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition;

(d) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

IN WITNESS WHEREOF, the undersigned have hereunto executed the Agreement on the date set forth above.

The Company:

/s/ Geoffrey Armstrong
On Behalf of the Board
Geoffrey Armstrong, President, Secretary and Director
Owlhead Minerals Corp.

Executive

/s/ James R King
James R King

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